Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Central European Distribution Corporation of the following reports:

(i) our report dated March 14, 2006 relating to the financial statements, managements assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Item 8 of Central European Distribution Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005;

(ii) our report dated September 23, 2005 relating to the financial statements of Botapol Holding B.V., which appears in the Amendment No. l to the Current Report on Form 8-K of Central European Distribution Corporation filed with the Securities and Exchange Commission on October 17, 2005; and

(iii) our report dated October 12, 2005 relating to the financial statements of Przedsiebiorstwo “Polmos” BiaŁystok S.A., which appears in the Amendment No. l to the Current Report on Form 8-K of Central European Distribution Corporation filed with the Securities and Exchange Commission on October 17, 2005.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Sp. z o.o.

Warsaw, Poland

November 17, 2006